Exhibit 10.2

FIRST AMENDMENT

OF

UNITEDHEALTH GROUP

DIRECTORS’ COMPENSATION DEFERRAL PLAN

(2009 Statement)

THIS AMENDMENT, made and entered into as of August 31, 2010, by UNITEDHEALTH GROUP INCORPORATED, a Minnesota corporation (“UnitedHealth Group”);

WHEREAS, UnitedHealth Group has heretofore established and maintains a nonqualified deferred compensation plan (the “Plan”) for the benefit of certain members of the Board of Directors of UnitedHealth Group; and

WHEREAS, The Plan is currently embodied in a single document which is effective January 1, 2009, and which is entitled “UNITEDHEALTH GROUP DIRECTORS’ COMPENSATION DEFERRAL PLAN (2009 Statement)” (hereinafter referred to as the “Plan Statement”); and

WHEREAS, The Board of Directors of UnitedHealth Group has delegated to the Compensation and Human Resources Committee of the Board of Directors the power and authority to amend the Plan Statement; and

WHEREAS, the Compensation and Human Resources Committee has further delegated its authority to amend the Plan Statement to the Executive Vice President, Human Capital, with the exception of amendments that would materially increase the cost of the Plan, and amendments that are required to be adopted by the Board of Directors or the Compensation and Human Resources Committee in order to comply with the requirements of Section 162(m) of the Internal Revenue Code or Section 16 of the Securities Exchange Act of 1934; and

WHEREAS, The Executive Vice President, Human Capital wishes to amend the Plan Statement to provide for the following: (i) to provide that, commencing in September 2010, a Participant may only elect in-service distribution dates for the Participant’s entire Account attributable to a Plan Year, (ii) to provide that a Participant’s eligibility for payment in installments will be based on the Participant’s Account balance at the commencement of the installment payments, and (iii) to make other clarifying or administrative changes; and

WHEREAS, The Executive Vice President, Human Capital, has determined that such amendments will not materially increase the cost of the Plan, and that none of such amendments are required to be adopted by the Board of Directors or the Compensation and Human Resources Committee in order to comply with the requirements of Section 162(m) of the Internal Revenue Code or Section 16 of the Securities Exchange Act of 1934;

NOW, THEREFORE, BE IT RESOLVED, That the Plan Statement is hereby amended in the following respects:

1. EXCEPTION TO INSTALLMENT PAYMENTS FOR SMALL AMOUNTS. Effective on the date this amendment is adopted, Section 8.2(b)(ii) shall be amended to read as follows:

(ii)	Exception for Small Amounts. Notwithstanding the foregoing provisions of this Section 8.2(b), if the value of the Participant’s Post-2003 Account as of the Valuation Date as of which the first installment payment is to be determined does not exceed Five Thousand Dollars ($5,000), the Participant’s entire Post-2003 Account shall be paid in the form of a lump sum as soon as administratively practicable after such Valuation Date (but not later than the last day of February of the year when such determination occurs). For this purpose, the value of the Post-2003 Account shall be determined after reduction for any lump sum or other payment that is also payable to such Participant as of such Valuation Date.

2. ELECTION OF IN-SERVICE DISTRIBUTIONS. Effective September 1, 2010, the introductory paragraph of Section 8.9.2 shall be amended to read as set forth below, and Section 8.9.2 shall be further amended by deleting Section 8.9.2(e) in its entirety:

8.9.2 Pre-Selected In-Service Distribution from Post-2003 Account. Each Participant has the opportunity, when enrolling in the Plan on or after September 1, 2010, to elect one (1) or more pre-selected in-service distribution dates for the total amount of the Participant’s Post-2003 Account attributable to deferrals for such Plan Year (and any investment gains or losses on such deferrals), subject to the following rules:

3. AMENDMENT AUTHORITY. Effective on the date this amendment is adopted, Section 10 of the Plan shall be amended by adding thereto the following new Section 10.4:

10.4 Certain Amendments. The Executive Vice President, Human Capital may unilaterally amend the Plan Statement to the same extent, and subject to the same limitations, as the Committee pursuant to Section 10.1; provided, however, that the Executive Vice President, Human Capital, shall not adopt any amendment that would materially increase the cost of the Plan, or that is required to be adopted by the Board of Directors or the Compensation and Human Resources Committee in order to comply with the requirements of Section 162(m) of the Code or Section 16 of the Securities Exchange Act of 1934. The determination by the Executive Vice President, Human Capital, that he or she is authorized to adopt an amendment shall be presumed correct and any such amendment adopted by Executive Vice President, Human Capital, shall be binding on all employees, Participants, Beneficiaries, and other persons claiming a benefit under the Plan.

4. SAVINGS CLAUSE. Save and except as hereinabove expressly amended, the Plan Statement shall continue in full force and effect.